EXHIBIT 99.1

Nutanix Reports Fourth Quarter and Fiscal 2025 Financial Results

Reports 18% YoY Revenue Growth and Strong Free Cash Flow for Fiscal 2025

Delivers Outperformance Across All Guided Metrics

SAN JOSE, Calif., Aug. 27, 2025 (GLOBE NEWSWIRE) -- Nutanix, Inc. (NASDAQ: NTNX), a leader in hybrid multicloud computing, today announced financial results for its fourth quarter and fiscal year ended July 31, 2025.

“Our fourth quarter was a good finish to a fiscal year in which we delivered high-teens top line growth and added over 2,700 new customers,” said Rajiv Ramaswami, President and CEO of Nutanix. “In fiscal 2025, we also made progress with respect to partnerships, signing new or enhanced agreements with AWS, Pure Storage, NVIDIA and Google, and continued to innovate across our cloud platform, including modern applications and AI.”

“Our fiscal 2025 results demonstrated a good balance of top and bottom line performance with 18% year-over-year revenue growth and strong free cash flow generation,” said Rukmini Sivaraman, CFO of Nutanix. “These results drove a Rule of 401 score of 48, our second year in a row above 40.”

Fourth Quarter Fiscal 2025 Financial Summary

	Q4 FY’25	Q4 FY’24	Y/Y Change
Annual Recurring Revenue (ARR)[2]	$2.22 billion	$1.91 billion	17%
Average Contract Duration[3]	3.2 years	3.1 years	0.1 year
Revenue	$653.3 million	$548.0 million	19%
GAAP Gross Margin	87.2%	85.2%	200 bps
Non-GAAP Gross Margin	88.3%	86.9%	140 bps
GAAP Operating Expenses	$538.2 million	$479.2 million	12%
Non-GAAP Operating Expenses	$457.2 million	$405.5 million	13%
GAAP Operating Income (Loss)	$31.2 million	$(12.2) million	$43.4 million
Non-GAAP Operating Income	$119.5 million	$70.5 million	$49.0 million
GAAP Operating Margin	4.8%	(2.2)%	700 bps
Non-GAAP Operating Margin	18.3%	12.9%	540 bps
Net Cash Provided by Operating Activities	$219.5 million	$244.7 million	$(25.2) million
Free Cash Flow	$207.8 million	$224.3 million	$(16.5) million

Fiscal 2025 Financial Summary

	FY’25	FY’24	Y/Y Change
Annual Recurring Revenue (ARR)[2]	$2.22 billion	$1.91 billion	17%
Average Contract Duration[3]	3.1 years	3.0 years	0.1 year
Revenue	$2.54 billion	$2.15 billion	18%
GAAP Gross Margin	86.8%	84.9%	190 bps
Non-GAAP Gross Margin	88.1%	86.7%	140 bps
GAAP Operating Expenses	$2.03 billion	$1.82 billion	12%
Non-GAAP Operating Expenses	$1.70 billion	$1.52 billion	12%
GAAP Operating Income	$172.5 million	$7.6 million	$164.9 million
Non-GAAP Operating Income	$536.1 million	$347.1 million	$189.0 million
GAAP Operating Margin	6.8%	0.4%	640 bps
Non-GAAP Operating Margin	21.1%	16.2%	490 bps
Net Cash Provided by Operating Activities	$821.5 million	$672.9 million	$148.6 million
Free Cash Flow	$750.2 million	$597.7 million	$152.5 million

Reconciliations between GAAP and non-GAAP financial measures and key performance measures, to the extent available, are provided in the tables of this press release.

Recent Company Highlights

  Nutanix is Named a Leader in Multicloud Container Platforms Evaluation: Nutanix announced it has been positioned as a Leader in The Forrester Wave™: Multicloud Container Platforms, Q3 2025, following the launch of its Nutanix Kubernetes Platform (NKP) solution at the company’s annual .NEXT conference last year.
  Nutanix is Named a Challenger in the 2025 Gartner® Magic Quadrant™ for Container Management: Nutanix announced it has been recognized as a Challenger in the 2025 Gartner Magic Quadrant for Container Management following the launch of its NKP solution, marking the company’s first recognition in this Magic Quadrant.
  Finanz Informatik Signs Long-Term Contract with Nutanix: Nutanix announced that Finanz Informatik, the digitalization partner of the German Savings Bank Finance Group and one of the largest banking-IT service providers in Europe, has entered into a strategic collaboration with Nutanix and signed a long-term contract.
  Nutanix Announces Increase to Share Repurchase Authorization: Nutanix announced that its Board of Directors has authorized an increase of $350 million of common stock to the company’s existing share repurchase program.

First Quarter Fiscal 2026 Outlook

Revenue	$670 - $680 million
Non-GAAP Operating Margin	19.5% to 20.5%
Weighted Average Shares Outstanding (Diluted)[4]	Approximately 296 million

Fiscal 2026 Outlook

Revenue	$2.90 - $2.94 billion
Non-GAAP Operating Margin	21% to 22%
Free Cash Flow	$790 - $830 million

Supplementary materials to this press release, including our fourth quarter and fiscal 2025 earnings presentation, can be found at https://ir.nutanix.com/financial/quarterly-results.

Webcast and Conference Call Information

Nutanix executives will discuss the Company’s fourth quarter and fiscal 2025 financial results on a conference call today at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time. Interested parties may access the conference call by registering at this link to receive dial in details and a unique PIN number. The conference call will also be webcast live on the Nutanix Investor Relations website at ir.nutanix.com. An archived replay of the webcast will be available on the Nutanix Investor Relations website at ir.nutanix.com shortly after the call.

Footnotes
1Rule of 40 is defined as the sum of revenue growth rate and free cash flow margin for the period.

2Annual Recurring Revenue, or ARR, for any given period, is defined as the sum of ACV for all subscription contracts in effect as of the end of a specific period. For the purposes of this calculation, we assume that the contract term begins on the date a contract is booked, unless the terms of such contract prevent us from fulfilling our obligations until a later period, and irrespective of the periods in which we would recognize revenue for such contract. Excludes all life-of-device contracts. ACV is defined as the total annualized value of a contract. The total annualized value for a contract is calculated by dividing the total value of the contract by the number of years in the term of such contract. Excludes amounts related to professional services and hardware. Our methodology for calculating ARR will be updated prospectively beginning with the first quarter of fiscal year ending July 31, 2026 to align it more closely with the timing of when licenses are made available to customers. For more information, please see the Appendix section of our earnings presentation found on our Investor Relations website at ir.nutanix.com.

3Average Contract Duration represents the dollar-weighted term, calculated on a billings basis, across all subscription contracts, as well as our limited number of life-of-device contracts, using an assumed term of five years for life-of-device licenses, executed in the period.

4Weighted average share count used in computing diluted non-GAAP net income per share.

Non-GAAP Financial Measures and Other Key Performance Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, this press release includes the following non-GAAP financial and other key performance measures: non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, free cash flow, Annual Recurring Revenue (or ARR), and Average Contract Duration. In computing non-GAAP financial measures, we exclude certain items such as stock-based compensation and the related income tax impact, costs associated with our acquisitions (such as amortization of acquired intangible assets, income tax-related impact, and other acquisition-related costs), restructuring charges, litigation settlement accruals and legal fees related to certain litigation matters, the amortization and conversion of the debt discount and issuance costs related to debt, interest expense related to debt, inducement expense related to the repurchase of convertible senior notes, and other non-recurring transactions and the related tax impact. Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, and non-GAAP operating margin are financial measures which we believe provide useful information to investors because they provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures such as stock-based compensation expense that may not be indicative of our ongoing core business operating results. Free cash flow is a performance measure that we believe provides useful information to our management and investors about the amount of cash generated by the business after capital expenditures, and we define free cash flow as net cash provided by (used in) operating activities less purchases of property and equipment. ARR is a performance measure that we believe provides useful information to our management and investors as it allows us to better track the topline growth of our subscription business because it takes into account variability in term lengths. We use these non-GAAP financial and key performance measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. However, these non-GAAP financial and key performance measures have limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, and free cash flow are not substitutes for gross margin, operating expenses, operating income, operating margin, and net cash provided by operating activities, respectively. There is no GAAP measure that is comparable to ARR or Average Contract Duration, so we have not reconciled the ARR or Average Contract Duration data included in this press release to any GAAP measure. In addition, other companies, including companies in our industry, may calculate non-GAAP financial measures and key performance measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures and key performance measures as tools for comparison. We urge you to review the reconciliation of our non-GAAP financial measures and key performance measures to the most directly comparable GAAP financial measures included below in the tables captioned “Reconciliation of GAAP to Non-GAAP Profit Measures” and “Reconciliation of GAAP Net Cash Provided By Operating Activities to Non-GAAP Free Cash Flow,” and not to rely on any single financial measure to evaluate our business. This press release also includes the following forward-looking non-GAAP financial measures as part of our first quarter fiscal 2026 outlook and/or our fiscal 2026 outlook: non-GAAP operating margin and free cash flow. We are unable to reconcile these forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures without unreasonable efforts, as we are currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact the GAAP financial measures for these periods but would not impact the non-GAAP financial measures.

Forward-Looking Statements

This press release contains express and implied forward-looking statements, including, but not limited to, statements regarding: our business momentum and prospects, including our continued innovation across our cloud platform, including modern applications and AI; our first quarter fiscal 2026 outlook; and our fiscal 2026 outlook.

These forward-looking statements are not historical facts and instead are based on our current expectations, estimates, opinions, and beliefs. Consequently, you should not rely on these forward-looking statements. The accuracy of these forward-looking statements depends upon future events and involves risks, uncertainties, and other factors, including factors that may be beyond our control, that may cause these statements to be inaccurate and cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by such statements, including, among others: the inherent uncertainty or assumptions and estimates underlying our projections and guidance, which are necessarily speculative in nature; any failure to successfully implement or realize the full benefits of, or unexpected difficulties or delays in successfully implementing or realizing the full benefits of, our business plans, strategies, initiatives, vision, objectives, momentum, prospects and outlook; our ability to achieve, sustain and/or manage future growth effectively; the rapid evolution of the markets in which we compete, including the introduction, or acceleration of adoption of, competing solutions, including public cloud infrastructure; failure to timely and successfully meet our customer needs; delays in or lack of customer or market acceptance of our new solutions, products, services, product features or technology; macroeconomic or geopolitical uncertainty; our ability to attract, recruit, train, retain, and, where applicable, ramp to full productivity, qualified employees and key personnel; factors that could result in the significant fluctuation of our future quarterly operating results (including anticipated changes to our revenue and product mix, the timing and magnitude of orders, shipments and acceptance of our solutions in any given quarter, our ability to attract new and retain existing end-customers, changes in the pricing and availability of certain components of our solutions, and fluctuations in demand and competitive pricing pressures for our solutions); our ability to form new or maintain and strengthen existing strategic alliances and partnerships, as well as our ability to manage any changes thereto; our ability to make share repurchases; and other risks detailed in our Annual Report on Form 10-K for the fiscal year ended July 31, 2024 filed with the U.S. Securities and Exchange Commission, or the SEC, on September 19, 2024 and our subsequent Quarterly Reports on Form 10-Q filed with the SEC. Additional information will be set forth in our Annual Report on Form 10-K for the fiscal year ended July 31, 2025, which should be read in conjunction with this press release and the financial results included herein. Our SEC filings are available on the Investor Relations section of our website at ir.nutanix.com and on the SEC's website at www.sec.gov. These forward-looking statements speak only as of the date of this press release and, except as required by law, we assume no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any of these forward-looking statements to reflect actual results or subsequent events or circumstances.

About Nutanix

Nutanix is a hybrid multicloud computing leader, offering organizations a secure, unified platform for running applications and AI and managing data anywhere. With Nutanix, organizations can simplify operations for traditional and modern applications, freeing them to focus on business goals. Trusted by more than 29,000 customers worldwide, Nutanix helps empower organizations to transform digitally and power hybrid multicloud environments consistently, simply, and cost-effectively. Learn more at www.nutanix.com or follow us on social media.

© 2025 Nutanix, Inc. All rights reserved. Nutanix, the Nutanix logo, and all Nutanix product and service names mentioned herein are registered trademarks or unregistered trademarks of Nutanix, Inc. (“Nutanix”) in the United States and other countries. Other brand names or marks mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s). This press release is for informational purposes only and nothing herein constitutes a warranty or other binding commitment by Nutanix.

Investor Contact:
Richard Valera
ir@nutanix.com

Media Contact:
Jennifer Massaro
pr@nutanix.com

NUTANIX, INC. CONSOLIDATED BALANCE SHEETS (Unaudited)

	As of
	July 31, 2024	July 31, 2025
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$655,270	$769,502
Short-term investments	339,072	1,223,234
Accounts receivable, net	229,796	337,967
Deferred commissions—current	159,849	153,072
Prepaid expenses and other current assets	97,307	105,391
Total current assets	1,481,294	2,589,166
Property and equipment, net	136,180	142,814
Operating lease right-of-use assets	109,133	134,526
Deferred commissions—non-current	198,962	189,221
Intangible assets, net	5,153	2,615
Goodwill	185,235	185,235
Other assets—non-current	27,961	39,617
Total assets	$2,143,918	$3,283,194
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$45,066	$81,599
Accrued compensation and benefits	195,602	230,498
Accrued expenses and other current liabilities	24,967	24,187
Deferred revenue—current	954,543	1,054,023
Operating lease liabilities—current	24,163	23,234
Total current liabilities	1,244,341	1,413,541
Deferred revenue—non-current	918,163	1,058,731
Operating lease liabilities—non-current	90,359	115,754
Convertible senior notes, net	570,073	1,343,818
Other liabilities—non-current	49,130	45,870
Total liabilities	2,872,066	3,977,714
Stockholders’ deficit:
Common stock	7	7
Additional paid-in capital	4,118,898	4,200,466
Accumulated other comprehensive loss	146	700
Accumulated deficit	(4,847,199)	(4,895,693)
Total stockholders’ deficit	(728,148)	(694,520)
Total liabilities and stockholders’ deficit	$2,143,918	$3,283,194

NUTANIX, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended July 31,		Fiscal Year Ended July 31,
	2024	2025	2024	2025
	(in thousands, except per share data)
Revenue:
Product	$265,901	$339,789	$1,067,948	$1,341,374
Support, entitlements and other services	282,051	313,478	1,080,868	1,196,553
Total revenue	547,952	653,267	2,148,816	2,537,927
Cost of revenue:
Product (1)(2)	8,336	4,372	36,441	28,341
Support, entitlements and other services (1)	72,642	79,461	287,671	306,441
Total cost of revenue	80,978	83,833	324,112	334,782
Gross profit	466,974	569,434	1,824,704	2,203,145
Operating expenses:
Sales and marketing (1)(2)	259,360	281,280	977,286	1,056,465
Research and development (1)	167,396	193,666	638,992	736,823
General and administrative (1)	52,406	63,280	200,863	237,316
Total operating expenses	479,162	538,226	1,817,141	2,030,604
(Loss) income from operations	(12,188)	31,208	7,563	172,541
Other (expense) income, net	(106,361)	13,935	(108,881)	39,107
(Loss) income before provision for income taxes	(118,549)	45,143	(101,318)	211,648
Provision for income taxes	7,552	6,493	23,457	23,282
Net (loss) income	$(126,101)	$38,650	$(124,775)	$188,366
Net (loss) income per share attributable to Class A common stockholders, basic	$(0.51)	$0.14	$(0.51)	$0.70
Net (loss) income per share attributable to Class A common stockholders, diluted	$(0.51)	$0.13	$(0.51)	$0.65
Weighted average shares used in computing net (loss) income per share attributable to Class A common stockholders, basic	247,886	268,659	244,743	267,479
Weighted average shares used in computing net (loss) income per share attributable to Class A common stockholders, diluted	247,886	297,456	244,743	294,083

________________
(1)   Includes the following stock-based compensation expense:

	Three Months Ended July 31,		Fiscal Year Ended July 31,
	2024	2025	2024	2025
	(in thousands)
Product cost of revenue	$1,621	$399	$6,822	$2,824
Support, entitlements and other services cost of revenue	6,595	6,814	27,285	27,582
Sales and marketing	19,080	19,372	80,190	80,930
Research and development	39,120	42,872	156,784	175,361
General and administrative	15,158	15,714	62,752	64,893
Total stock-based compensation expense	$81,574	$85,171	$333,833	$351,590

________________
(2)   Includes the following amortization of intangible assets:

	Three Months Ended July 31,		Fiscal Year Ended July 31,
	2024	2025	2024	2025
	(in thousands)
Product cost of revenue	$766	$105	$3,392	$2,185
Sales and marketing	99	88	317	353
Total amortization of intangible assets	$865	$193	$3,709	$2,538

NUTANIX, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Fiscal Year Ended July 31,
	2024	2025
	(in thousands)
Cash flows from operating activities:
Net (loss) income	$(124,775)	$188,366
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	73,199	72,701
Stock-based compensation	333,833	351,590
Amortization of debt discount and issuance costs	41,600	3,877
Conversion of convertible senior notes attributable to debt discount and issuance costs	107,877	—
Inducement expense from partial repurchase of the 2027 Notes	—	11,347
Operating lease cost, net of accretion	31,462	29,029
Non-cash interest expense	18,550	—
Other	(13,312)	(4,829)
Changes in operating assets and liabilities:
Accounts receivable, net	(53,811)	(71,886)
Deferred commissions	(820)	16,517
Prepaid expenses and other assets	46,623	(8,101)
Accounts payable	14,749	30,018
Accrued compensation and benefits	51,923	33,286
Accrued expenses and other liabilities	(82,632)	(4,269)
Operating leases, net	(30,475)	(29,954)
Deferred revenue	258,940	203,764
Net cash provided by operating activities	672,931	821,456
Cash flows from investing activities:
Maturities of investments	774,237	476,173
Purchases of investments	(871,259)	(1,359,593)
Sales of investments	706,363	3,016
Payments for acquisitions, net of cash acquired	(4,500)	—
Purchases of property and equipment	(75,252)	(71,283)
Net cash provided by (used in) investing activities	529,589	(951,687)
Cash flows from financing activities:
Proceeds from sales of shares through employee equity incentive plans	51,571	68,935
Taxes paid related to net share settlement of equity awards	(161,552)	(256,636)
Repayment of convertible notes	(817,633)	—
Proceeds from the issuance of convertible notes, net of issuance costs	—	848,010
Payment of third-party debt issuance costs	—	(3,448)
Partial repurchase of the 2027 Notes	—	(95,453)
Payment of revolver issuance costs	—	(2,794)
Repurchases of common stock	(131,139)	(307,900)
Payment of finance lease obligations	(3,876)	(4,628)
Deferred payment of purchases of property and equipment	—	(2,000)
Net cash (used in) provided by financing activities	(1,062,629)	244,086
Net increase in cash, cash equivalents and restricted cash	$139,891	$113,855
Cash, cash equivalents and restricted cash—beginning of period	515,771	655,662
Cash, cash equivalents and restricted cash—end of period	$655,662	$769,517
Restricted cash (1)	392	15
Cash and cash equivalents—end of period	$655,270	$769,502
Supplemental disclosures of cash flow information:
Cash paid for income taxes	$23,647	$32,537
Supplemental disclosures of non-cash investing and financing information:
Purchases of property and equipment included in accounts payable and accrued and other liabilities	$19,275	$6,945
Forfeited paid-in-kind interest recognized in equity upon note conversion	$6,019	$—
Unpaid taxes related to net share settlement of equity awards included in accrued expenses and other liabilities	$—	$13,423

________________
(1)   Included within other assets—non-current in the condensed consolidated balance sheets.

Disaggregation of Revenue (Unaudited)

	Three Months Ended July 31,		Fiscal Year Ended July 31,
	2024	2025	2024	2025
	(in thousands)
Disaggregation of revenue:
Subscription revenue	$518,695	$615,974	$2,016,776	$2,410,751
Professional services revenue	26,769	28,886	100,852	112,202
Other non-subscription product revenue	2,488	8,407	31,188	14,974
Total revenue	$547,952	$653,267	$2,148,816	$2,537,927

Subscription revenue — Subscription revenue includes any performance obligation which has a defined term, and is generated from the sales of software entitlement subscriptions, support subscriptions, subscription software licenses and cloud-based software-as-a-service, or SaaS, offerings.

  Ratable — We recognize revenue from software entitlement subscriptions, support subscriptions and SaaS offerings ratably over the contractual service period, the substantial majority of which relate to software entitlement subscriptions and support subscriptions.
  Upfront — Revenue from our subscription software licenses is generally recognized upfront upon transfer of control to the customer, which happens when we make the software available to the customer.

Professional services revenue — We also sell professional services with our products. We recognize revenue related to professional services as they are performed.

Other non-subscription product revenue — Other non-subscription product revenue includes approximately $1.6 million and $27.9 million of non-portable software revenue for the three and twelve months ended July 31, 2024, respectively, $7.9 million and $10.8 million of non-portable software revenue for the three and twelve months ended July 31, 2025, respectively, $0.9 million and $3.3 million of hardware revenue for the three and twelve months ended July 31, 2024, respectively, and $0.5 million and $4.1 million of hardware revenue for the three and twelve months ended July 31, 2025, respectively.

  Non-portable software revenue — Non-portable software revenue includes sales of our platform when delivered on a configured-to-order appliance by us or one of our OEM partners. The software licenses associated with these sales are typically non-portable and can be used over the life of the appliance on which the software is delivered. Revenue from our non-portable software products is generally recognized upon transfer of control to the customer.
  Hardware revenue — In the infrequent transactions where the hardware appliance is purchased directly from Nutanix, we consider ourselves to be the principal in the transaction and we record revenue and costs of goods sold on a gross basis. We consider the amount allocated to hardware revenue to be equivalent to the cost of the hardware procured. Hardware revenue is generally recognized upon transfer of control to the customer.

Reconciliation of Revenue to Billings (Unaudited)

	Three Months Ended July 31,		Fiscal Year Ended July 31,
	2024	2025	2024	2025
	(in thousands)
Total revenue	$547,952	$653,267	$2,148,816	$2,537,927
Change in deferred revenue	124,903	73,625	258,940	203,764
Total billings	$672,855	$726,892	$2,407,756	$2,741,691

Annual Recurring Revenue (Unaudited)

	Three Months Ended July 31,		Fiscal Year Ended July 31,
	2024	2025	2024	2025
	(in thousands)
Annual Recurring Revenue (ARR)	$1,907,982	$2,223,197	$1,907,982	$2,223,197

Reconciliation of GAAP to Non-GAAP Profit Measures (Unaudited)

	GAAP	Non-GAAP Adjustments						Non-GAAP
	Three Months Ended July 31, 2025	(1)	(2)	(3)	(4)	(5)	(6)	Three Months Ended July 31, 2025
	(in thousands, except percentages and per share data)
Gross profit	$569,434	$7,213	$105	$—	$—	$—	$—	$576,752
Gross margin	87.2%	1.1%	—	—	—	—	—	88.3%
Operating expenses:
Sales and marketing	281,280	(19,372)	(88)	—	—	—	—	261,820
Research and development	193,666	(42,872)	—	—	—	—	—	150,794
General and administrative	63,280	(15,714)	—	(2,971)	—	—	—	44,595
Total operating expenses	538,226	(77,958)	(88)	(2,971)	—	—	—	457,209
Income from operations	31,208	85,171	193	2,971	—	—	—	119,543
Operating margin	4.8%	13.0%	—	0.5%	—	—	—	18.3%
Net income	$38,650	$85,171	$193	$2,971	$(100)	$3,008	$(20,784)	$109,109
Weighted shares outstanding, basic	268,659							268,659
Weighted shares outstanding, diluted (7)	297,456							297,456
Net income per share, basic	$0.14	$0.33	$-	$0.01	$-	$0.01	$(0.08)	$0.41
Net income per share, diluted (8)	$0.13							$0.37

________________
(1)   Stock-based compensation expense
(2)   Amortization of intangible assets
(3)   Legal fees
(4)   Other
(5)   Amortization of debt issuance costs and interest expense related to debt
(6)   Income tax effect of non-GAAP adjustments. Beginning in the third quarter of fiscal 2025, we adopted a long-term projected non-GAAP tax rate of 20% for the purposes of determining our non-GAAP net income and non-GAAP income per share, which is based on our current long-term projections. We believe the use of a long-term projected tax rate of 20% better aligns with the non-GAAP measure of profitability, reduces volatility of the non-GAAP tax rate and provides better consistency across reporting periods. Our estimated long-term projected tax rate is subject to change for a variety of reasons, including tax law changes in major jurisdictions in which we operate, changes in our geographic earnings mix, or other changes to our strategy or business operations. We will re-evaluate our long-term projected tax rate as appropriate.
(7)   Includes 28,797 potentially dilutive shares related to convertible senior notes and the issuance of shares under employee equity incentive plans
(8)   In accordance with ASC 260, in order to calculate GAAP net income per share, diluted, the numerator has been adjusted to add back $1,099 of interest expense related to the convertible senior notes

	GAAP	Non-GAAP Adjustments							Non-GAAP
	Fiscal Year Ended July 31, 2025	(1)	(2)	(3)	(4)	(5)	(6)	(7)	Fiscal Year Ended July 31, 2025
	(in thousands, except percentages and per share data)
Gross profit	$2,203,145	$30,406	$2,185	$—	$—	$—	$—	$—	$2,235,736
Gross margin	86.8%	1.2%	0.1%	—	—	—	—	—	88.1%
Operating expenses:
Sales and marketing	1,056,465	(80,930)	(353)	—	—	—	—	—	975,182
Research and development	736,823	(175,361)	—	—	—	—	—	—	561,462
General and administrative	237,316	(64,893)	—	(9,451)	—	—	—	—	162,972
Total operating expenses	2,030,604	(321,184)	(353)	(9,451)	—	—	—	—	1,699,616
Income from operations	172,541	351,590	2,538	9,451	—	—	—	—	536,120
Operating margin	6.8%	13.8%	0.1%	0.4%	—	—	—	—	21.1%
Net income	$188,366	$351,590	$2,538	$9,451	$(310)	$11,347	$8,377	$(95,646)	$475,713
Weighted shares outstanding, basic	267,479								267,479
Weighted shares outstanding, diluted (8)	294,083								294,083
Net income per share, basic	$0.70	$1.32	$0.01	$0.04	$-	$0.04	$0.03	$(0.36)	$1.78
Net income per share, diluted (9)	$0.65								$1.62

________________
(1)   Stock-based compensation expense
(2)   Amortization of intangible assets
(3)   Legal fees
(4)   Other
(5)   Inducement expense related to partial repurchase of the 2027 Notes
(6)   Amortization of debt issuance costs and interest expense related to debt
(7)   Income tax effect of non-GAAP adjustments. Beginning in the third quarter of fiscal 2025, we adopted a long-term projected non-GAAP tax rate of 20% for the purposes of determining our non-GAAP net income and non-GAAP income per share, which is based on our current long-term projections. This rate has been retrospectively applied to the full period presented in this table to enhance consistency and comparability. We believe the use of a long-term projected tax rate of 20% better aligns with the non-GAAP measure of profitability, reduces volatility of the non-GAAP tax rate and provides better consistency across reporting periods. Our estimated long-term projected tax rate is subject to change for a variety of reasons, including tax law changes in major jurisdictions in which we operate, changes in our geographic earnings mix, or other changes to our strategy or business operations. We will re-evaluate our long-term projected tax rate as appropriate.
(8)   Includes 26,604 potentially dilutive shares related to convertible senior notes and the issuance of shares under employee equity incentive plans
(9)   In accordance with ASC 260, in order to calculate GAAP net income per share, diluted, the numerator has been adjusted to add back $3,172 of interest expense related to the convertible senior notes

	GAAP	Non-GAAP Adjustments						Non-GAAP
	Three Months Ended July 31, 2024	(1)	(2)	(3)	(4)	(5)	(6)	Three Months Ended July 31, 2024
	(in thousands, except percentages and per share data)
Gross profit	$466,974	$8,216	$766	$—	$—	$—	$—	$475,956
Gross margin	85.2%	1.6%	0.1%	—	—	—	—	86.9%
Operating expenses:
Sales and marketing	259,360	(19,080)	(99)	—	—	—	—	240,181
Research and development	167,396	(39,120)	—	—	—	—	—	128,276
General and administrative	52,406	(15,158)	—	(216)	—	—	—	37,032
Total operating expenses	479,162	(73,358)	(99)	(216)	—	—	—	405,489
(Loss) income from operations	(12,188)	81,574	865	216	—	—	—	70,467
Operating margin	(2.2)%	14.9%	0.2%	—	—	—	—	12.9%
Net (loss) income	$(126,101)	$81,574	$865	$216	$(120)	$119,505	$(9,146)	$66,793
Weighted shares outstanding, basic	247,886							247,886
Weighted shares outstanding, diluted (7)	247,886							284,808
Net (loss) income per share, basic	$(0.51)	$0.34	$-	$-	$-	$0.48	$(0.04)	$0.27
Net (loss) income per share, diluted	$(0.51)							$0.23

________________
(1)   Stock-based compensation expense
(2)   Amortization of intangible assets
(3)   Legal fees
(4)   Other
(5)   Amortization and conversion of debt discount and issuance costs and interest expense related to convertible senior notes
(6)   Income tax effect of non-GAAP adjustments. Beginning in the third quarter of fiscal 2025, and retrospectively applied to comparable prior year periods, we adopted a long-term projected non-GAAP tax rate of 20% for the purposes of determining our non-GAAP net income and non-GAAP income per share, which is based on our current long-term projections. We believe the use of a long-term projected tax rate of 20% better aligns with the non-GAAP measure of profitability, reduces volatility of the non-GAAP tax rate and provides better consistency across reporting periods. Our estimated long-term projected tax rate is subject to change for a variety of reasons, including tax law changes in major jurisdictions in which we operate, changes in our geographic earnings mix, or other changes to our strategy or business operations. We will re-evaluate our long-term projected tax rate as appropriate.
(7)   Includes 36,922 potentially dilutive shares related to convertible senior notes and the issuance of shares under employee equity incentive plans

	GAAP	Non-GAAP Adjustments							Non-GAAP
	Fiscal Year Ended July 31, 2024	(1)	(2)	(3)	(4)	(5)	(6)	(7)	Fiscal Year Ended July 31, 2024
	(in thousands, except percentages and per share data)
Gross profit	$1,824,704	$34,107	$3,392	$—	$—	$—	$—	$—	$1,862,203
Gross margin	84.9%	1.6%	0.2%	—	—	—	—	—	86.7%
Operating expenses:
Sales and marketing	977,286	(80,190)	(317)	194	—	—	—	—	896,973
Research and development	638,992	(156,784)	—	—	—	—	—	—	482,208
General and administrative	200,863	(62,752)	—	—	(1,971)	(225)	—	—	135,915
Total operating expenses	1,817,141	(299,726)	(317)	194	(1,971)	(225)	—	—	1,515,096
Income from operations	7,563	333,833	3,709	(194)	1,971	225	—	—	347,107
Operating margin	0.4%	15.5%	0.2%	—	0.1%	—	—	—	16.2%
Net income	$(124,775)	$333,833	$3,709	$(194)	$1,971	$805	$169,379	$(58,180)	$326,548
Weighted shares outstanding, basic	244,743								244,743
Weighted shares outstanding, diluted (8)	244,743								293,901
Net income per share, basic	$(0.51)	$1.36	$0.02	$-	$0.01	$-	$0.69	$(0.24)	$1.33
Net income per share, diluted	$(0.51)								$1.11

________________
(1)   Stock-based compensation expense
(2)   Amortization of intangible assets
(3)   Restructuring charges (reversals)
(4)   Legal fees
(5)   Other
(6)   Amortization and conversion of debt discount and issuance costs and interest expense related to convertible senior notes
(7)   Income tax effect of non-GAAP adjustments. Beginning in the third quarter of fiscal 2025, and retrospectively applied to comparable prior year periods, we adopted a long-term projected non-GAAP tax rate of 20% for the purposes of determining our non-GAAP net income and non-GAAP income per share, which is based on our current long-term projections. We believe the use of a long-term projected tax rate of 20% better aligns with the non-GAAP measure of profitability, reduces volatility of the non-GAAP tax rate and provides better consistency across reporting periods. Our estimated long-term projected tax rate is subject to change for a variety of reasons, including tax law changes in major jurisdictions in which we operate, changes in our geographic earnings mix, or other changes to our strategy or business operations. We will re-evaluate our long-term projected tax rate as appropriate.
(8)   Includes 49,158 potentially dilutive shares related to convertible senior notes and the issuance of shares under employee equity incentive plans

Reconciliation of GAAP Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow (Unaudited)

	Three Months Ended July 31,		Fiscal Year Ended July 31,
	2024	2025	2024	2025
	(in thousands)
Net cash provided by operating activities	$244,697	$219,529	$672,931	$821,456
Purchases of property and equipment	(20,439)	(11,750)	(75,252)	(71,283)
Free cash flow	$224,258	$207,779	$597,679	$750,173